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                              VALLEY RECORD DISTRIBUTORS
                                1997 STOCK OPTION PLAN


     1. ADOPTION AND PURPOSE OF THE PLAN. This stock option plan, to be known as the "Valley Record Distributors 1997 Stock Option Plan" (the "PLAN") has been adopted by the board of directors (the "BOARD") of Valley Record Distributors, Inc., a California corporation (the "COMPANY"), and is subject to the approval of its shareholders pursuant to section 8 below. The purpose of this Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain qualified directors, officers, employees, independent contractors, consultants and advisers by providing them with an opportunity for investment in the Company. The options that may be granted hereunder ("OPTIONS") represent the right by the grantee thereof (each, including any permitted transferee pursuant to section 7.3 below, an "OPTIONEE") to acquire shares of the Company's common stock ("SHARES" which if acquired pursuant to the exercise of an Option will be referred to as "OPTION STOCK") subject to the terms and conditions of this Plan and a written agreement between the Company and the Optionee to evidence each such Option (an "OPTION AGREEMENT").

     2. CERTAIN DEFINITIONS. The defined terms set forth in EXHIBIT A attached hereto and incorporated herein (together with other capitalized terms defined elsewhere in this Plan) will govern the interpretation of this Plan.

     3.   ELIGIBILITY.  The Company may grant Options under this Plan only to
(i) persons who, at the time of such grant, are directors, officers or employees of the Company or any of its Subsidiaries, and (ii) persons who, and entities which, at the time of such grant, are independent contractors, consultants or advisers of the Company or any of its Subsidiaries ("ELIGIBLE PARTICIPANTS"). Subject to the provisions of section 4 of this Plan, there is no limitation on the number of Options that may be granted to an Eligible Participant.

     4. OPTION POOL; SHARES RESERVED FOR OPTIONS. In no event will the Company issue, in the aggregate, more than 50,000 Shares (the "OPTION POOL") pursuant to the exercise of all Options granted under this Plan; PROVIDED THAT in order to comply with the requirements of Section 260.140.45 of Title 10 of the California Code of Regulations (the "30% Rule"), at no time will the total number of Shares that either (x) may be acquired pursuant to the exercise of all outstanding Options granted hereunder or under any other outstanding options or warrants issued by the Company (exclusive of certain excluded rights and warrants described in the 30% Rule), or (y) are provided for under any stock bonus or similar plan of the Company, in the aggregate exceed 30% of the total number of then issued and outstanding Shares of the Company (including shares of convertible preferred stock or convertible senior common stock on an as converted basis). At all times while Options granted under this Plan are outstanding, the Company will reserve for issuance for the purposes hereof a sufficient number of authorized and unissued Shares to fully satisfy the Company's obligations under all such outstanding Options.


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     5.   ADMINISTRATION.  This Plan will be administered and interpreted by the
Board, or by a committee consisting of two or more members of the Board, appointed by the Board for such purpose (the Board, or such committee, referred to herein as the "ADMINISTRATOR"). Subject to the express terms and conditions hereof, the Administrator is authorized to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for its administration and interpretation. Specifically, the Administrator will have full and final authority in its discretion, subject to the specific limitations on that discretion as are set forth herein and in the Articles of Incorporation and Bylaws of the Company, at any time:

          (a) to select and approve the Eligible Participants to whom Options will be granted;

          (b) to determine the Fair Market Value of the Shares as of the Grant Date for any Option;

          (c) with respect to each Option, to determine the terms and conditions of that Option, to be set forth in the Option Agreement evidencing that Option (the form of which also being subject to approval by the Administrator), including at a minimum the following:

                 (i) the total number of Shares of Option Stock that may be acquired by the Optionee pursuant to that Option;

                (ii) whether that Option will be designated an "incentive stock option" as defined in Section 422 of the Code (an "ISO"), in which case the Option will be subject to all of the special provisions set forth in section 6 below;

               (iii) the per share purchase price to be paid to the Company by the Optionee to acquire the Option Stock issuable upon exercise of the Option (the "OPTION PRICE"); PROVIDED THAT the Option Price will not be less than eighty-five percent (85%) of the Fair Market Value of the Shares as of the Grant Date, unless the Optionee is a 10% shareholder, in which case the Option Price will not be less than one hundred ten percent (110%) of such Fair Market Value;

                (iv) the maximum period or term during which that Option will be exercisable (the "OPTION TERM") and/or the last date on which that Option may be exercised (the "EXPIRATION DATE"), PROVIDED THAT in no event may the Expiration Date be later than, or the Option Term be longer than, 10 years from the Grant Date;

                 (v) the maximum period after any person ceases, for any reason, to be an Eligible Person (a "LOSS OF ELIGIBILITY STATUS"), whether


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          resulting from his or her death, disability or any other reason, during which period (the "GRACE PERIOD") the Option will be exercisable, subject to the earlier end of the Option Term, PROVIDED THAT if the Administrator fails to specify such Grace Periods, but subject to the provisions of section 6(e) below with respect to ISOs, the following Grace Periods will apply (and in no event may the Administrator select Grace Periods that are shorter than the following): (A) 30 days after such Loss of Eligibility Status, OTHER THAN by reason of the Original Holder's death or disability, (B) 180 days after such Loss of Eligibility Status by reason of the Original Holder's death or disability;

                (vi) the form or forms of legal consideration in addition to cash (including without limitation Shares and unexercised Vested Options, and, for an Optionee who is an employee and/or director only, unsecured promissory notes) that the Company will accept as payment of all or a portion of the Option Price or Tax Withholding Liability to be paid by the Optionee upon the exercise of an Option granted hereunder, and the fair market value of such non-cash consideration;

               (vii) the conditions (e.g., the passage of time or the occurrence of events), if any, that must be satisfied prior to the vesting of the right to exercise all, or specified portions of an Option (such portions being described as a percentage of the total number of Shares of Option Stock that may be acquired by the Optionee pursuant to that Option; the vested portion being referred to as a "VESTED OPTION" and the unvested portion being referred to as an "UNVESTED OPTION"); PROVIDED THAT no such conditions (except the Loss of Eligibility Status of the Original Holder, after which no Unvested Option will become a Vested Option) may be imposed which prevents an Optionee from purchasing at least twenty percent (20%) of the Shares of Option Stock initially subject to the Option as of the first anniversary of the Grant Date, and as of each anniversary thereafter, such that by the fifth anniversary of the Grant Date (assuming no such Loss of Eligibility Status) the entire Option would be deemed a Vested Option; PROVIDED FURTHER THAT if the Option Agreement does not otherwise specify, the Option will initially be deemed an entirely Unvested Option but portions of the Option will become a Vested Option on the following schedule: one-forty eighth (1/48) will become a Vested Option as of the last day of each successive calendar month beginning with the calendar month in which the Grant Date occurs, subject to the condition that the Original Holder does not suffer a Loss of Eligibility Status prior to each such vesting date; and

              (viii) in addition, or as an alternative, to imposing Vesting conditions on the RIGHT to exercise an Option as provided in section 5(c)(vii) above, whether any portion of the Shares of Option Stock acquired by an Optionee upon exercise of an Option will be subject to


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          repurchase by the Company or its assigns pursuant to section 7.4(b)
          below at the Option Price paid for such Shares or at some other price that may be less than the Fair Market Value of such Shares (such Shares, if subject to repurchase at less than Fair Market Value, being referred to as "UNVESTED SHARES") following a Loss of Eligibility Status or other designated event, and the conditions (e.g., the passage of time or the occurrence of events), if any, that must be satisfied for such Shares to be no longer subject to such rights of repurchase at less than Fair Market Value (such Shares being referred to as "VESTED SHARES"); PROVIDED THAT no such conditions (except the Loss of Eligibility Status of the Original Holder, after which no Unvested Shares will become Vested Shares) may be imposed which prevent Unvested Shares from becoming Vested Shares at the rate of at least twenty percent (20%) per year following the Grant Date, such that by the fifth anniversary of the Grant Date (assuming no such Loss of Eligibility Status) all of the Shares would be deemed Vested Shares; PROVIDED FURTHER THAT no Shares acquired upon the exercise of an Option will be deemed Unvested Shares unless specified in the Option Agreement; and

          (d) to delegate all or a portion of the Administrator's authority under sections 5(a), (b) and (c) above to one or more members of the Board who also are executive officers of the Company, and subject to such restrictions and limitations as the Administrator may decide to impose on such delegation.

     6. SPECIAL PROVISIONS RELATING TO ISOS. Notwithstanding anything else in this Plan to the contrary, the following provisions will apply to each Option granted hereunder that is designated as an ISO pursuant to section 5(c)(ii) above and that is intended to qualify for the treatment available pursuant to
Section 422 of the Code:

          (a) such ISO may be granted only to Eligible Participants who, as of the Grant Date, are employees of the Company or its Subsidiaries (as determined by Section 3401(c) of the Code);

          (b) to the extent that the Fair Market Value of Option Stock (determined as of the Grant Date) with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, the Option will NOT be treated as an ISO;

          (c) the Option Price of an ISO will not be less than 100% of the Fair Market Value of the Shares as of the Grant Date, except as set forth in section 6(d) below;

          (d) in the case of an ISO granted to an Optionee who is a 10% shareholder: (i) the Option Price will not be less than one hundred ten percent


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     (110%) of the Fair Market Value of the Shares as of the Grant Date; and
     (ii) the Option Term may not be more than five years; and

          (e) notwithstanding any Grace Period selected by the Administrator pursuant to section 5(c)(v) above, the tax treatment available pursuant to
     Section 422 of the Code upon the exercise of an ISO will not be available to an Optionee who exercises any ISO more than (i) three months following the Original Holder's Loss of Eligibility Status OTHER THAN by reason of his or her death or permanent and total disability within the meaning of
     Section 22(e)(3) of the Code, or (ii) twelve (12) months following such Original Holder's Loss of Eligibility Status by reason or his or her permanent and total disability, whichever case may be applicable.

     7. ADDITIONAL TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS. No Option will be deemed granted hereunder merely upon the authorization thereof by the Administrator, but will be deemed granted hereunder only upon the execution of an Option Agreement evidencing the same by both the Optionee and a duly authorized officer of the Company. In addition to the terms and conditions thereof to be determined by the Administrator pursuant to section 5(c) above, unless otherwise stated therein, each Option Agreement will be deemed to include the following terms and conditions unless expressly waived by the Company in the Option Agreement:

          7.1 EXERCISE OF THE OPTION; ISSUANCE OF SHARE CERTIFICATE. That portion of the Option that is a Vested Option may be exercised by giving written notice thereof to the Company, on such form as may be specified by the Administrator, but in any event stating: the Optionee's intention to exercise the Option; the date of exercise; the number of full Shares of Option Stock to be purchased (which number will be no less than 100 Shares, without regard to adjustments to the number of Shares subject to the Option pursuant to section 9 below, or, if less, all of the remaining Shares subject to the Option); the amount and form of payment of the Option Price; and such assurances of the Optionee's investment intent as the Company may require to ensure that the transaction complies in all respects with the requirements of the 1933 Act and other applicable securities laws. The notice of exercise will be signed by the person or persons exercising the Option. In the event that the Option is being exercised by the representative of Optionee, the notice will be accompanied by proof satisfactory to the Company of the representative's right to exercise the Option. The notice of exercise will be accompanied by full payment of the Option Price for the number of Shares of Option Stock to be purchased, in United States dollars, in cash, by check made payable to the Company, or in the form of such other legal consideration for the purchase of Shares as may be approved by the Administrator, in its discretion pursuant to section 5(c)(vi) above. In addition, to the extent required by applicable federal, state, local or foreign law, and as a condition to the Company's obligation to issue any Shares upon the exercise of the Option in full or in part, Optionee will make arrangements satisfactory to the Company for the payment of any applicable Tax Withholding Liability that may arise by reason of or in connection with such exercise. Such arrangements may include, in the Company's sole discretion, that the Optionee tender to the


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Company the amount of such Tax Withholding Liability, in cash, by check made payable to the Company, or in the form of such other payment as may be approved by the Administrator, in its discretion pursuant to section 5(c)(vi) above. After receiving a proper notice of exercise and payment of the applicable Option Price and withholding taxes, the Company will cause to be issued a certificate or certificates for the Shares of Option Stock as to which the Option has been exercised, registered in the name of the person rightfully exercising the Option and, subject to sections 7.5 and 7.8 below, the Company will cause such certificate or certificates to be delivered to such person.

          7.2 COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after and on the condition that there has been compliance with all applicable federal and state securities laws. The Company will not be required to list, register or qualify any Shares of Option Stock upon any securities exchange, under any state or federal law, or with the Securities and Exchange Commission or any State agency, or secure the consent or approval of any governmental regulatory authority, except that if at any time the Board determines, in its discretion, that such listing, registration or qualification of the Shares of Option Stock, or any such consent or approval, is necessary or desirable as a condition of or in connection with the exercise of an Option and the purchase of Shares of Option Stock thereunder, that Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions that are not acceptable to the Board, in its discretion. However, the Company will seek to register or qualify with, or as may be provided by applicable local law, file for and secure an exemption from such registration or qualification requirements from, the applicable securities administrator and other officials of each jurisdiction in which an Eligible Participant would be granted an Option hereunder prior to such grant.

          7.3  RESTRICTIONS ON TRANSFER.

               (a) OPTIONS AND UNVESTED SHARES NONTRANSFERABLE. No Option or Unvested Shares will be transferable by the Original Holder otherwise than by will or the laws of descent and distribution. During the lifetime of the Original Holder, the Option will be exercisable only by the Original Holder.

               (b) PROHIBITED TRANSFERS. In addition to any other limitation on Transfer created by applicable securities laws, prior to the Initial Public Offering, a Holder of any Shares of Option Stock may Transfer such Shares, or any interest therein, only after compliance with the specific limitations and conditions set forth in this section 7 and with all applicable securities laws. All Transfers of Option Stock not complying with the specific limitations and conditions set forth in this section 7 are expressly prohibited. Any prohibited Transfer is void and of no effect, and no purported transferee in connection therewith will be recognized as a Holder of Option Stock for any purpose whatsoever. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the


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Transfer, enforce any undertakings or rights under this section 7, or exercise any other legal or equitable remedy. For purposes of this section 7, the term "OPTION STOCK" includes all Shares issued by the Company to a Holder (or his, her or its predecessor) by reason of such holdings, including any securities which may be acquired as a result of a stock split, stock dividend, and other distributions of Shares in the Company made upon, or in exchange for, other securities of the Company.

               (c) CONDITIONS TO TRANSFER. It will be a condition to any Transfer of any Shares of Option Stock other than Unvested Shares occurring prior to the Initial Public Offering and to any Transfer of Unvested Shares occurring at any time, that:

                 (i) the transferee of the Shares will execute such documents as the Company may reasonably require to ensure that the Company's rights under this Plan, and any applicable Option Agreement, are adequately protected with respect to such Shares, including, without limitation, the transferee's agreement to be bound by all of the terms and conditions of this Plan and such Agreement, as if he or she were the original Holder of such Shares; and

                (ii) the Company is satisfied that such Transfer complies in all respects with the requirements imposed by applicable state and federal securities laws and regulations.

               (d) MARKET STANDOFF. If in connection with any public offering of securities of the Company (or any Successor Entity), the underwriter or underwriters managing such offering so requests, then each Optionee and each Holder of Shares of Option Stock will agree to not sell or otherwise Transfer any such Shares (other than Shares included in such underwriting) without the prior written consent of such underwriter, for such period of time as may be requested by the underwriter (not to exceed 210 days) commencing on the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

          7.4 COMPANY RIGHTS OF REPURCHASE. Following any Loss of Eligibility Status by the Original Holder of an Option, the Company will have each of the assignable right (but not the obligation) to:

               (a) where the Loss of Eligibility Status occurs prior to the Initial Public Offering, purchase from the the current Holder of any shares of Option Stock (other than Unvested Shares) that were issued upon the exercise of the Option any or all of such shares for a purchase price that is equal to their Fair Market Value at the time of the Loss of Eligibility Status by the Original Holder of the Option; and

               (b) purchase the Holder of Unvested Shares acquired pursuant to the exercise of the Option pursuant to section 5(c)(viii) above, all or a portion of such Unvested Shares for a purchase price that is equal to the

          Option Price paid for such Shares or such other repurchase price as has been established under section 5(c)(viii) above.

The rights specified in this section 7.4 will be exercisable in the following manner:

                 (i) The Company (or its assignee) may exercise its right to repurchase under this section 7.4 at any time not more than 90 days after the effective date of the Loss of Eligibility Status of the Original Holder of the Option (or if such Loss of Eligibility Status results from the Original Holder's death or disability, a period of 90 days after the expiration of the Grace Period determined by the Administrator pursuant to section 5(c)(v) above during which the Optionee would be able to exercise any Vested Option). If the Company (or its assignee) elects to exercise such purchase rights it will do so by delivering to the Holder of such Shares a notice of such election, specifying the number of Shares to be purchased and a closing date that is within such 90 days period.

                (ii) At such closing, to be held at the Company's principal executive offices, the Company (or its assignee) will pay the Holder of the Shares, the purchase price, as specified in this section 7.4, in cash, or by cancellation of indebtedness to the Company, if any, incurred by the original purchaser of the Option Stock to purchase the same, or both, at a closing to be held at the Company's principal executive offices on the date specified in such notice.

               (iii) Any assignment by the Company of its rights to purchase Option Shares under this section 7.4 will be subject to the requirements of Section 260.140.41(k) of Title 10 of the California Code of Regulations.

          7.5 ESCROW. For purposes of facilitating the enforcement of the restrictions on Transfer set forth in this Plan or in any Option Agreement, the Administrator may, at its discretion, require the Holder of Shares of Option Stock to deliver the certificate(s) for such Shares with a stock power executed by him or her and by his or her spouse (if required for Transfer), in blank, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the Shares of Option Stock whose ownership they evidence are subject to any right of repurchase under this Plan or under an Option Agreement. Each Optionee, by exercising an Option, thereby acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the grant of an Option under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to an Option Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto.


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The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

          7.6 CHANGE OF CONTROL TRANSACTIONS. Notwithstanding any other provision of this Plan, in the event of a Change of Control Transaction (as defined herein):

               (a) with respect to all Options that have been granted hereunder and that are outstanding as of the consummation of such Change of Control Transaction, the Board, in its sole discretion, may determine that it is in the best interests of the Company, and if so may take all appropriate action either to:

                 (i) cancel all such Options effective immediately prior to the consummation of the Change of Control Transaction and, in connection with each Option, any portion of which is a Vested Option, notify the Optionee of the proposed Change of Control Transaction reasonably prior to its consummation so that the Optionee will have an opportunity to exercise the Vested Option immediately prior to such consummation; or

                (ii) require the Successor Entity in such Change of Control Transaction to assume the outstanding Options or substitute therefor comparable options of such Successor Entity (or of its parent or its Subsidiary); and

               (b) with respect to all Shares of Option Stock that have been issued and that are outstanding as of the consummation of such Change of Control Transaction, the Company will have the right (but not the obligation) to repurchase all (but not less than all) of the Shares by paying the Holder thereof cash, or cancelling any indebtedness of such Holder to the Company, or both, at a closing to be held contemporaneously with the consummation of the Change of Control Transaction, PROVIDED THAT the repurchase price for such Shares (other than Unvested Shares pursuant to section 5(c)(viii) above for which the purchase price will be the Option Price for such Shares) for which the repurchase price will be an amount per share that is equal to the Fair Market Value of the Shares based on the Board's good faith estimate of the valuation of the Company implied by the estimated fair market value of the total consideration to be paid in connection with the Change of Control Transaction.

               (c) For purposes of this section 7.6: the term "CHANGE OF CONTROL TRANSACTION" means a Business Combination in which less than 66.67% of the outstanding voting securities of the Successor Entity immediately following the consummation of the Business Combination transaction are beneficially held by those persons and entities in the same proportion as such persons and entities beneficially held the voting securities of the Company immediately prior to such transaction; the term "BUSINESS COMBINATION" means a transaction or series of transactions consummated within any period of 90 days resulting in
(A) the sale of all or substantially all of the assets of the Company, (B) a merger or consolidation or other reorganization of which the Company or a subsidiary of the Company is a merging or consolidating party, or (C) the sale or other change of beneficial ownership of at least 33.33% of the outstanding voting securities of the Company.

          7.7 ADDITIONAL RESTRICTIONS ON TRANSFER; INVESTMENT INTENT. By accepting an Option and/or Shares of Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree that, unless a registration statement is in effect with respect to the offer and sale of Shares of Option
Stock: (i) neither the Option nor any such Shares will be freely tradeable and must be held indefinitely unless such Option and such Shares are either registered under the 1933 Act or an exemption from such registration is available; (ii) the Company is under no obligation to register the Option or any such Shares; (iii) upon exercise of the Option, the Optionee will purchase the Shares of Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (iv) no one else will have any beneficial interest in the Option Stock; (v) the Optionee has no present intention of disposing of the Option Stock at any particular time; and (vi) neither the Option nor the Shares have been qualified under the securities laws of any state and may only be offered and sold pursuant to an exception from qualification under applicable state securities laws.

          7.8 STOCK CERTIFICATES; LEGENDS. Certificates representing Shares of Option Stock will bear all legends required by law and necessary or appropriate in the Administrator's discretion to effectuate the provisions of this Plan and of the applicable Option Agreement. The Company may place a "stop transfer" order against Shares of Option Stock until full compliance with all restrictions and conditions set forth in this Plan, in any applicable Option Agreement and in the legends referred to in this section 7.8.

          7.9 NOTICES. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to him or her at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

          7.10 OTHER PROVISIONS. Each Option Agreement may contain such other terms, provisions and conditions, including restrictions on the Transfer of Shares of Option Stock, and rights of the Company to repurchase such Shares, not inconsistent with this Plan, as may be determined by the Administrator in its sole discretion.

          7.11 SPECIFIC PERFORMANCE. Under those circumstances in which the Company chooses to timely exercise its rights to repurchase Shares of Option Stock as provided herein, the Company will be entitled to receive such Shares in specie in order to have the same available for future issuance without dilution of the holdings of other shareholders of the Company. By accepting Shares of Option Stock, the Holder thereof therefore acknowledges and agrees that money damages will be inadequate to compensate the Company and its shareholders if such a repurchase is not completed as contemplated hereunder and that the Company will, in such case, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining such holder (or such Holder's personal representative) from violating this Plan or Option Agreement, in addition to any other remedies that may be available to the Company at law or in equity.

          7.12 NO SHAREHOLDER RIGHTS. No rights or privileges of a shareholder in the Company are conferred by reason of the granting of the Option. No Optionee will become a shareholder in the Company with respect to any Shares of Option Stock unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

     8. TERM OF THE PLAN. This Plan will become effective on the date of its adoption by the Board, provided this Plan is approved by the shareholders of the Company (excluding Shares of Option Stock issued by the Company pursuant to the exercise of Options granted under this Plan) within 12 months before or after that date. If this Plan is not so approved by the shareholders of the Company within that 12 month period of time, any Options granted under this Plan will be rescinded and will be void. This Plan will remain in effect until the tenth
(10th) anniversary of the date of its adoption by the Board or its approval by the shareholders of the Company, whichever is earlier, unless it is terminated earlier pursuant to section 11 of this Plan.

     9. ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Shares of the Company as a result of a stock split, reverse stock split, stock dividend or distribution, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in:
(i) the aggregate number of Shares that are reserved for issuance in the Option Pool pursuant to section 4 above, under outstanding Options or future Options granted hereunder; (ii) the Option Price and the number of Shares of Option Stock that may be acquired under each outstanding Option granted hereunder; and
(iii) other rights and matters determined on a per share basis under this Plan or any Option Agreement evidencing an outstanding Option granted hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional Shares or securities convertible into or exchangeable for Shares.

     10.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS; GOVERNING LAW.
Subject to the terms and conditions and within the limitations of this Plan, the Administrator may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).
Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the Optionee, alter or impair any rights or obligations under any outstanding Option. This Plan will be governed by, and construed in accordance with, the laws of the State of [California].

     11. AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue this Plan at any time or from time to time; PROVIDED THAT no action of the Board will cause ISOs granted under this Plan not to comply with
Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and PROVIDED FURTHER that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 9 hereof) the maximum aggregate number of Shares of Option Stock in the Option Pool, or materially modify the category of, or eligibility requirements for persons who are Eligible Participants. However, no such action may alter or impair any Option previously granted under this Plan without the consent of the Optionee, nor may the number of Shares of Option Stock in the Option Pool be reduced to a number that is less than the aggregate number of Shares of Option Stock (i) that may be issued pursuant to the exercise of all outstanding and unexpired Options granted hereunder, and (ii) that have been issued and are outstanding pursuant to the exercise of Options granted hereunder (net of any such Shares that have been reacquired by the Company by repurchase or otherwise).

     12. INFORMATION PROVIDED BY COMPANY. Prior to an Initial Public Offering, the Company annually will make available to each Optionee the Company's financial statements (which statements need not be audited), and each Optionee will, by virtue of entering into an Option Agreement, be deemed to have agreed (and to cause any investment advisers to whom the Optionee proposes to make such information available to agree) to keep such information confidential and not to use such information for any purpose whatsoever other than determining whether to exercise an Option.

     13. COPIES OF PLAN. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.

                                        * * *


Date Plan Adopted by Board of Directors:  June ___, 1997

Date Plan Approved by the Shareholders:  February ___, 1998

                              VALLEY RECORD DISTRIBUTORS
                                1997 STOCK OPTION PLAN

                                      EXHIBIT A
                                     DEFINITIONS


     1. "10% SHAREHOLDER" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in
Section 424(d) of the Code at the time he or she is granted an Option, stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and/or of its Subsidiaries.

     2.   "1933 ACT" means the Securities Act of 1933, as amended.

     3. "CODE" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

     4. "DONATIVE TRANSFER" with respect to Shares of Option Stock means any Transfer, other than a Permitted Transfer or an Involuntary Transfer, without the receipt of cash or other legal consideration in payment therefor.

     5. "FAIR MARKET VALUE" means, with respect to the Shares and as of the date that is relevant to such a determination (e.g., on the Grant Date), the market price per share of such Shares determined by the Administrator, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows: (a) if the Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date; (b) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the NASDAQ system for such date; (c) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and (d) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Administrator in good faith on such basis as it deems appropriate, taking into consideration the provisions of Section 260.141.50 of Title 10 of the California Code of Regulations.

     6. "GRANT DATE" means, with respect to an Option, the date on which the Option Agreement evidencing that Option is entered into between the Company and the Optionee, or such other date as may be set forth in that Option Agreement as the "Grant Date" which will be the effective date of that Option Agreement.

     7.   "HOLDER" means the holder of any Shares of Option Stock.

     8. "INITIAL PUBLIC OFFERING" means the closing of the first sale of securities of the Company, or of any Successor Entity, to the public, through a firm commitment underwriting, for an aggregate price (exclusive of underwriters' discounts and commissions and expenses of the offering) of at least seven million five hundred thousand dollars ($7,500,000), pursuant to an effective registration statement (other than on Form S-8 or S4 or successor forms to either of such forms) filed with the Securities and Exchange Commission under the 1933 Act.

     9. "INVOLUNTARY TRANSFER" with respect to Shares of Option Stock includes, without limitation, any of the following: (A) an assignment of the Shares for the benefit of creditors of the transferor; (B) a Transfer by operation of law; (C) an execution of judgment against the Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor;
(D) a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for BONA FIDE estate planning purposes) under which any Shares are Transferred or awarded to the spouse of the transferor or are required to be sold; or (E) a Transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

     10. "JUST CAUSE TERMINATION" means a termination by the Company and/or any of its Subsidiaries of the Original Holder's employment or services (or if the Original Holder is a director, removal of him or her from the Board by action of the shareholders or, if permitted by applicable law and the Bylaws of the Company, the other directors), in connection with the good faith determination of the Board (or of the Company's shareholders if the Original Holder is a director and the removal of him or her from the Board is by action of the shareholders, but in either case excluding the vote of the subject individual if he or she is a director or a shareholder) that the Original Holder has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or any of its Subsidiaries.

     11. "ORIGINAL HOLDER" means the original Eligible Participant to whom an Option is granted under the Plan, even if such Option is transferred pursuant to section 7.3 of the Plan.

     12. "SUBSIDIARY" has the same meaning as "subsidiary corporation" as defined in Section 424(f) of the Code.

     13. "SUCCESSOR ENTITY" means a corporation or other entity that acquires all or substantially all of the assets of the Company, or which is the surviving or parent entity resulting from a Business Combination, as that term is defined in section 7.5 of the Plan.

     14. "TAX WITHHOLDING LIABILITY" in connection with the exercise of any Option means all federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

     15. "TRANSFER" with respect to Shares of Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of those Shares, including without limitation any Involuntary Transfer.

                                STOCK OPTION AGREEMENT
                           UNDER THE 1997 STOCK OPTION PLAN
                                    OF VALLEY MEDIA


          THIS AGREEMENT is made effective as of ________ ___, 199__ (the "GRANT DATE"), between Valley Media, Inc., a Delaware corporation (the
"COMPANY"), and the undersigned Optionee.

          THE PARTIES AGREE AS FOLLOWS:

     1. OPTION GRANT. Subject to all of the terms and conditions of this Agreement and of the Company's 1997 STOCK OPTION PLAN (the "OPTION PLAN"), Optionee will have an option (the "OPTION") to purchase __________ shares of the Company's common stock (the "SHARES"), for an exercise price per share equal to $________ (the "OPTION PRICE"). The Option will expire on _______________, ____, _____, and will be of no further force or effect thereafter. [OPTIONAL:
The Option is intended to be an Incentive Stock Option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.]

     2. VESTING AND EXERCISE. The Option will become a Vested Option [on the following schedule: [ALTERNATIVE VESTING SCHEDULE] [on the schedule set forth in Section 5(a)(vii) of the Option Plan]; PROVIDED THAT in each case the Original Holder of the Option does not suffer a Loss of Eligibility Status prior to each such vesting date.

     3. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee represents and warrants that he or she is acquiring the Option, and will acquire any Shares obtained upon exercise of the Option, for investment purposes only, for Optionee's own account, and with no view to the distribution thereof.

     4. NO EMPLOYMENT RIGHTS. This Agreement gives Optionee no right to be retained as an employee of the Company and/or its Subsidiaries.

     5. TERMS OF THE OPTION PLAN. Optionee understands that the Option Plan includes important terms and conditions that apply to the Option. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Option Plan. Those terms include: important conditions to the right of Optionee to exercise the Option; important restrictions on the ability of Optionee to transfer the Option or to Transfer any of the Shares of Option Stock received upon exercise of the Option; and early termination of the Option following the occurrence of certain events. OPTIONEE HAS READ THE OPTION PLAN, AGREES TO BE BOUND BY ITS TERMS, AND MAKES EACH OF THE REPRESENTATIONS REQUIRED TO BE MADE BY OPTIONEE UNDER IT. OPTIONEE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS GIVEN NO TAX ADVICE CONCERNING THE OPTION AND HAS ADVISED OPTIONEE TO CONSULT WITH HIS OR HER OWN TAX OR FINANCIAL ADVISOR ABOUT THE TAX TREATMENT OF THE OPTION AND ITS EXERCISE.

     6. MISCELLANEOUS. Neither this Agreement nor the Option is assignable by either party, except as expressly provided herein. All of the covenants and provisions of this Agreement by or for the benefit of the Company or Optionee shall bind and inure to the benefit of their respective successors. This Agreement (including the Option Plan) constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto concerning the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument mutually executed by the Company and Optionee. This Agreement shall be construed and governed by the substantive laws of the State of California.

The parties hereby have entered into this Agreement as of the Grant Date.

                                        VALLEY MEDIA, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        "OPTIONEE"

                                        ----------------------------------------


                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                        Social Security No.:
                                                            --------------


Attachments:             (1)  Consent of Spouse
                         (2)  1997 Stock Option Plan

                                  CONSENT OF SPOUSE


          I am the spouse of _________________, who together with Valley Media, Inc. (the "COMPANY"), have entered into the Stock Option Agreement, to which this Consent is attached. Capitalized terms not defined herein will have the meaning set forth in such agreement.

          I have read and understand the Stock Option Agreement, and the Company's 1997 Stock Option Plan (the "Option Plan"). I acknowledge that, by execution hereof, I am bound by the Stock Option Agreement, and the Option Plan, as to any and all interests I may have in the Option Shares. In particular, I understand and agree that the Option Shares (including any interest that I may have therein) are subject to certain repurchase rights in the Company and certain restrictions on transfer.

          I also agree with my spouse and the Company that if my spouse and I ever get divorced or enter into any marital property settlement agreement, or if my spouse or I ever seek a decree of separate maintenance, to the extent my spouse has or can obtain assets other than the Option Shares in amounts and of value sufficient to settle or satisfy any marital property claims I may have in the value of the Option Shares, I will accept such other assets in settlement of those claims.

          I agree that I will not do anything to try to prevent the operation of any part of the Stock Option Agreement or the Option Plan. I acknowledge that I have had an opportunity to obtain independent counsel to advise me concerning the matters contained herein.


                                        SIGNATURE


                                        --------------------------------------

                                        Name:
                                             ---------------------------------

                                        Date:
                                             ---------------------------------